UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
January 11, 2010
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50976 (Commission File Number)	01-0666114 (IRS Employer Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Named Executive Officer Restricted Stock Grant
     On January 11, 2010, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) of Huron Consulting Group Inc. (the “Company”), approved a restricted stock award under the 2004 Omnibus Stock Plan with respect to each of the named executive officers as follows:

	Time-Based	Performance	Total Award
	Award	Award	Value
Named Executive Officer	(1)	(2)	(3)
James H. Roth, Chief Executive Officer	$800,000	$1,600,000	$2,400,000
James K. Rojas, Chief Financial Officer	$—	$1,000,000	$1,000,000
David Shade, Chief Operating Officer	$—	$1,100,000	$1,100,000
Natalia Delgado, Vice President and General Counsel	$250,000	$500,000	$750,000
Mary Sawall, Vice President — Human Resources	$250,000	$500,000	$750,000

(1)	Time-based restricted stock awards vest in four equal installments beginning on the first anniversary of the date of grant.

(2)	Performance-based restricted stock awards will be earned based on Company-wide fiscal year 2010 performance criteria that have not been finalized. The value of the performance-based award that can be earned by each individual is expected to be in the range of zero to 125% of the above amounts. If a performance-based restricted stock award is earned, one-third of the number of shares earned will vest as of December 31, 2010 and the remaining two-thirds of the number of shares earned are subject to a two-year cliff vesting period and will vest in their entirety on December 31, 2012. The performance metrics are expected to be finalized by the Compensation Committee at its meeting scheduled in February of 2010.

(3)	The market price of the Company’s common stock as of the date of grant that will be used for determining the number of Shares Subject to the award was $23.69.
     Amended and Restated Senior Management Agreement for James H. Roth
     On January 12, 2010, the Company entered into an Amended and Restated Senior Management Agreement, effective as of July 30, 2009 (the “Agreement”), with James H. Roth, Chief Executive Officer of the Company. As described in more detail below, the Agreement reflects certain changes commensurate with Mr. Roth’s appointment as Chief Executive Officer of the Company and appointment to the Board of Directors of the Company and, among other changes, (i) provides that Mr. Roth may be terminated upon written notice by the Company, (ii) increases Mr. Roth’s base salary and annual target bonus, (iii) establishes a special equity grant for Mr. Roth in 2010 and renders him eligible for a long-term incentive award in 2011, (iv) expands the circumstances under which benefits are payable to Mr. Roth in the event of certain terminations or resignations, including upon a change of control, and increases the amount of certain benefits, and (v) enhances certain covenants and representations and warranties of Mr. Roth under the Agreement, including the addition of a non-competition provision. The Agreement supersedes and replaces the Senior Management Agreement previously entered into by the Company and Mr. Roth. Set forth below is a brief description of the material terms of the Agreement.
     Term of Agreement: The Agreement covers a term beginning on July 30, 2009, and continuing for three years from that date. Following the expiration of that initial three-year term, the Agreement will be automatically renewed every twelve (12) months, unless Mr. Roth or the Company provides sixty (60) days notice to the other that such automatic renewal shall cease. The Agreement may be earlier terminated by Mr. Roth or the Company pursuant to its terms.
     Base Salary: The Agreement provides for an annual base salary of $800,000.
     Annual Target Bonus: Each calendar year Mr. Roth will be eligible for an annual target bonus in an amount determined by the Compensation Committee based on performance and the Company’s compensation policies, which target bonus will not be less than 110% of Mr. Roth’s base salary. The actual amount of such annual bonus to be paid to Mr. Roth will be based on performance (the targets for which will be established within the first ninety (90) days of the year to which such target bonus relates).

     Long-term Incentives: In 2011, Mr. Roth will be eligible for a long-term incentive award with an aggregate value of no less than 130% and up to 150% of his base salary at the sole discretion of the Compensation Committee. Such award may be cash- or equity-based and may be subject to both time and performance-based criteria, all at the discretion of the Compensation Committee.
     Equity Awards: Mr. Roth will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee and based on performance and the Company’s compensation policies. Subject to the terms and conditions to be established by the Compensation Committee in the first quarter of 2010, Mr. Roth will be entitled to a special equity grant with a total aggregate value of $2,400,000, to be made in 2010 and expected to consist of a combination of restricted stock with a value of not less than $800,000 to be time vested and the balance in performance shares.
     Other Benefits: Mr. Roth will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly situated management employees.
     Post-Termination Payments: If Mr. Roth’s employment is terminated by the Company without Cause (as defined in the Agreement), or he resigns for Good Reason (as defined in the Agreement), Mr. Roth will be entitled to: (i) severance pay in an amount equal to the sum of his annual base salary and then-prevailing target bonus (“Severance Pay”), (ii) continuation of medical, dental, and vision benefits for twelve (12) months upon the same terms as exist from time to time for active similarly situated executives of the Company, (iii) a cash payment equal to the annual bonus he would have earned for the year of termination or resignation based on performance, prorated based upon the number of days employed in the year of termination or resignation, and (iv) pro rata vesting of any outstanding equity awards granted to Mr. Roth prior to 2010. The receipt of such benefits is conditioned upon Mr. Roth’s compliance with the covenants, representations and warranties contained in the Agreement, as well as the execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.
     Change of Control: If (i) Mr. Roth’s employment is terminated by the Company without Cause or if he resigns for a CoC Good Reason (as defined in the Agreement) within two years following a Change of Control (as defined in the Agreement) or (ii) Mr. Roth reasonably demonstrates that his termination by the Company (or an event which, had it occurred after a Change of Control, would have constituted a CoC Good Reason) prior to a Change of Control was attributable to, or intended to facilitate, a Change of Control or was at the request of a third party acting to effect a Change of Control, and a Change of Control actually occurs within twelve (12) months of such termination or resignation (each of (i) and (ii), a “Qualifying Termination”), then Mr. Roth will be entitled to: (a) cash equal to his target bonus for the year of termination or resignation, prorated based on the number of days employed in the year of termination or resignation, (b) cash equal to two times the sum of his annual base salary and target bonus for the year of termination or resignation, and (c) continuation of medical, dental and vision benefits for two years following the date of such termination or resignation upon the same terms as exist for him immediately prior to the termination or resignation date. In addition, in the case of a Qualifying Termination that occurs prior to a Change of Control, Mr. Roth will be provided with a cash payment equal to the difference between (i) the amount of the premium paid by him for continuation of medical benefits under COBRA between the Qualifying Termination and the date of the Change of Control and (ii) the amount of the premium that Mr. Roth would have paid for medical coverage during such period had his coverage been continued during such period upon the same terms as existed for him immediately prior to the termination or resignation date. All of Mr. Roth’s outstanding equity grants that were awarded at or prior to the time of the Change of Control will fully vest upon the occurrence of a Qualifying Termination. The receipt of the benefits described in this paragraph is conditioned on Mr. Roth’s compliance with covenants, warranties and representations in the Agreement and his execution and acceptance of the terms of a general release of the Company. The payments in clauses (a) and (b) of this paragraph shall be in lieu of any Severance Pay and any other plan or agreement providing for severance payments or benefits. Further, Mr. Roth will not be entitled to payments and benefits under both the Change of Control provisions of the Agreement and the provisions of the Agreement governing compensation after termination unrelated to a Change of Control.
     The Agreement further provides that, if any amount, right or benefit paid or payable to Mr. Roth under the Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) subject to the excise tax imposed by

Section 4999 of the Code, then the amount of payments payable to Mr. Roth under the Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.
     The foregoing description of the terms of the Agreement does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the text of the Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1	Amended and Restated Senior Management Agreement by and between Huron Consulting Group Inc. and James H. Roth

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc. (Registrant)
Date: January 14, 2010	/s/ James K. Rojas
James K. Rojas
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated Senior Management Agreement by and between Huron Consulting Group Inc. and James H. Roth